UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: June 6, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 6, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of McAfee, Inc. (“McAfee”) rescinded the unvested portion of the performance stock unit awards issued in February 2008 (the “February Awards”) to certain of McAfee’s executive officers as listed below. Immediately thereafter, the Committee granted performance stock unit awards (the “June Awards”) to those executive officers for the identical number of performance stock units with performance based vesting.

		February Awards		June Awards
			Unvested
		Grant	Number	Grant	Number
Name	Title	Date	of PSUs	Date	of PSUs

David DeWalt	Chief Executive Officer	2/11/2008	83,333	6/06/2008	83,333

	and President	2/19/2008	110,000	6/06/2008	110,000

Christopher Bolin	Executive Vice President and Chief Technology Officer	2/19/2008	15,000	6/06/2008	15,000

Mark Cochran	Executive Vice President and General Counsel	2/19/2008	10,000	6/06/2008	10,000

Michael DeCesare	Executive Vice President of	2/11/2008	50,000	6/06/2008	50,000

	Worldwide Sales Operations	2/19/2008	10,000	6/06/2008	10,000

The vesting of the June Awards is based upon the achievement of performance measures established by the Committee for the 2008 performance period and to be established by the Committee for future performance periods. The 2008 performance period for the February Awards was January 1, 2008 to December 31, 2008. The 2008 performance period for the June Awards is April 1, 2008 to December 31, 2008. The 2008 performance measures for the June Awards are equal to the 2008 performance measures for the February Awards less McAfee’s actual performance in the first quarter of 2008. The June Awards are also subject to the terms and conditions of McAfee’s 1997 Stock Incentive Plan, as amended, and McAfee’s standard form of Performance Stock Unit Issuance Agreement entered into by McAfee and each award recipient.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: June 12, 2008	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel